Sub-Item 77I, 77Q1(a) and 77Q1(d)

The Dreyfus/Laurel Funds, Inc.

(the "Registrant")

Dreyfus Opportunistic Fixed Income Fund

Dreyfus Tax Managed Growth Fund

(the "Funds")

At a meeting held on February 22-23, 2017, the Board of Directors of the Registrant approved the creation of Class T shares, a description of which appears in the documents incorporated by reference below:

1.      The disclosure in each Fund's Class T Prospectus and the disclosure in the Fund's Statement of Additional Information are incorporated by reference to Post-Effective Amendment No. 169 to the Registrant's Registration Statement on Form N-1A, filed on March 30, 2017, effective as of March 31, 2017 ("Amendment No. 169").

2.      The disclosure in the Supplement to each Fund's Class T Prospectus dated March 31, 2017 filed on March 31, 2017 pursuant to Rule 497(e) under the Securities Act of 1933, as amended.

3.      The Registrant's Articles Supplementary, incorporated by reference to Exhibit (a)(41) of Amendment No. 169.

4.      The Registrant's Rule 18f-3 Plan, incorporated by reference to Exhibits (n)(3) and (n)(4) of Amendment  No. 169.